Exhibit 21.1

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
DIRECT SUBSIDIARIES

(January 30, 2026)

ENTITY NAME	JURISDICTION OF ORGANIZATION	SHAREHOLDER/MEMBER
FF Intelligent Mobility Global Holdings Ltd.	Cayman Islands	Faraday Future Intelligent Electric Inc.
Smart Technology Holdings Ltd. (f/k/a FF Global Holdings Ltd. (Cayman) and Florid Investment Ltd & Faraday&Future (Cayman) Limited)	Cayman Islands	FF Intelligent Mobility Global Holdings Ltd.
CXC10 AI Crypto and Bridging Holdings Inc.	Delaware	Faraday Future Intelligent Electric Inc.
C10 Treasury Asset Management LLC	Delaware	FFAI C10 Crypto and Bridging Holdings Inc.
FFAI C10 Treasury Operation LLC	Delaware	FFAI C10 Crypto and Bridging Holdings Inc.
FF Inc.	California	Smart Technology Holdings Ltd.
Faraday&Future Inc. (f/k/a LETV ENV INC.)	California	FF Inc.
Faraday SPE, LLC	California	Faraday&Future Inc
Faraday X aiEV Inc.	Delaware	Smart Technology Holdings Ltd.
Future AIHER AI Hybrid Extended-Range Electric Powertrain System Inc.	Delaware	Smart Technology Holdings Ltd.
FF-AI-Robotics Inc.	Delaware	Smart Technology Holdings Ltd.
Eagle Prop Holdco LLC	Delaware	FF Inc.
FF Equipment LLC	Delaware	Eagle Prop Holdco LLC
FF Sales Americas, LLC	Delaware	FF Inc.
FF ECO Sales Company, LLC	Delaware	FF Sales Americas, LLC
FF Manufacturing LLC	Delaware	FF Inc.
Faraday Finance Inc.	Delaware	Smart Technology Holdings Ltd.
FX Sales North America LLC	Delaware	Faraday X aiEV Inc.
FX ECO Sales California LLC	Delaware	FX Sales North America LLC
FF AI-Robotics Inc.	Delaware	Smart Technology Holdings Ltd.
FF AI-Robotics Trading LLC	California	FF AI-Robotics Inc.
FF AI-Robotics ECO Sales LLC	California	FF AI-Robotics Inc.
Faraday & Future Netherlands B.V.	Netherlands	FF Inc
FF Europe GmbH (f/k/a Blitz D15-350 GmbH)	Germany	Smart Technology Holdings Ltd.
GlobeX AI Hong Kong Holding Limited (HK)	Hong Kong	Faraday X aiEV Inc.
Faraday Future Middle East FZ-LLC	United Arab Emirates	Smart Technology Holdings Ltd.
FF Hong Kong Holding Limited	Hong Kong	Smart Technology Holdings Ltd.
FF Automotive (Zhuhai) Co., Ltd.	People’s Republic of China	FF Hong Kong Holding Limited
FF Automotive (Hubei) Co., Ltd.	People’s Republic of China	FF Hong Kong Holding Limited
FF Automotive (China) Co. Ltd.	People’s Republic of China	FF Hong Kong Holding Ltd. (95%), LeSEE Auto Technology (Beijing) Co., Ltd. (5%)
Ruiyu Automotive (Beijing) Co. Ltd.	People’s Republic of China	FF Automotive (China) Co. Ltd.
Shanghai Faran Automotive Technology Co. Ltd.	People’s Republic of China	FF Automotive (China) Co. Ltd. (99%), LeSee Zhile Technology (Beijing) Co., Ltd. (1%)
LeSee Automotive (Beijing) Co., Ltd.	People’s Republic of China	LeSee Automotive (Beijing) Co., Ltd.